Applied UV, Inc.

Unaudited Pro Forma Condensed Combined Financial Information

On February 8, 2021 (“Closing Date”), Applied UV, Inc. and its wholly owned subsidiary SteriLumen, Inc. (“Applied” or the “Company”) completed an Asset Purchase Agreement (“the Purchase Agreement”) with Akida Holdings LLC (“Akida”) and its members, Simba Partners, LLC, JJH Holdings, LLC and Fakhruddin Holdings FZC (collectively, the “Sellers”), pursuant to which Applied purchased the Sellers’ air filtration business known as AiroCideTM by acquiring certain assets and liabilities of Akida (the “Transaction”).

Under the terms of the Purchase Agreement, Applied issued $901,275 and 1,375,000 common shares of Applied UV, Inc. as consideration for the Transaction. The following unaudited pro forma condensed combined balance sheet of the Company as of September 30, 2020 and the unaudited pro forma condensed combined statements of operations of the Company for the year ended December 31, 2019 and for the nine months ended September 30, 2020 are based on the historical consolidated financial statements of the Company and Akida using the acquisition method of accounting.

The transaction accounting adjustments for the acquisition consist of those necessary to account for the acquisition. The unaudited pro forma condensed combined balance sheet as of September 30, 2020 gives effect to the Purchase Agreement as if it had occurred on September 30, 2020 and includes all adjustments necessary to reflect the application of the acquisition accounting to the transaction. The unaudited pro forma condensed combined statements for the year ended December 31, 2019 and the nine months ended September 30, 2020 give effect to the acquisition as if it had occurred on January 1, 2019 and include all adjustments necessary to reflect the accounting for the transaction.

The unaudited pro forma condensed combined financial statements are presented for information purposes only, in accordance with Article 11 of Regulation S-X and are not intended to represent or to be indicative of the income or financial position that the Company would have reported had the acquisition been completed as of the dates set forth in the unaudited pro forma condensed combined financial statements due to various factors. The unaudited pro forma condensed combined balance sheet does not purport to represent the future financial position of the Company and the unaudited pro forma condensed combined statements of operations do not purport to represent the future results of operations of the Company. Given the comparable fiscal periods differ by less than 93 days, as permitted by Regulation S-X, the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2019 combines Akida’s condensed statement of operations for the year ended September 30, 2019 with the consolidated statement of operations of the Company for the year ended December 31, 2019.

The unaudited pro forma condensed combined financial statements reflect management’ preliminary estimates of fair value of purchase consideration and the fair values of tangible and intangible assets acquired and liabilities assumed in the acquisition, with the remaining estimated purchase consideration recorded as goodwill. Independent valuation specialists have conducted an analysis to assist management of the Company in determining the fair value of the assets acquired and liabilities assumed. The Company’s management is responsible for these third-party valuations. Since these unaudited pro forma condensed combined financial statements have been prepared based on preliminary estimates of the fair value of purchase consideration and fair values of assets acquired and liabilities assumed, the actual amounts to be reported in future filings may differ materially from the amounts used in the pro forma condensed combined financial statements.

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Applied UV, Inc.

Unaudited Pro Forma Condensed Combined Financial Information

These unaudited pro forma condensed financial statements should be read in conjunction with the following:

•	The accompanying notes to the unaudited pro forma condensed combined financial statements;
•	The Company’s historical audited consolidated financial statements and notes thereto contained in the Form S-1/A filed by the Company filed by the Company on August 26, 2020 and declared effective by the Securities and Exchange Commission on August 28, 2020;
•	The Company’s restated December 31, 2019 audited consolidated financial statements and notes thereto contained in the Form 10-K filed by the Company on March 30, 2021;
•	The Company’s historical unaudited condensed consolidated financial statements and notes thereto contained in the Company’s Quarterly Report on Form 10-Q as of and for the nine months ended September 30, 2020, as restated in the Company’s Form 10-K for the year ended December 31, 2020 filed by the Company on March 30, 2021;
•	The Current Report on Form 8-K of the Company to which these unaudited pro forma condensed combined financial statements are attached as an exhibit;
•	Akida’s audited consolidated financial statements and notes thereto for the years ended September 30, 2020 and 2019, included in Exhibit 99.1 to the Current Report on Form 8-K.

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Applied UV, Inc.

Unaudited Pro Forma Condensed Combined Balance Sheet

As of September 30, 2020

	Applied Historical	Akida Historical	Transaction Adjustments	Notes	Pro Forma Combined
Assets
Current Assets:
Cash	$5,897,441	$114,057	$(901,275)	A	$5,110,223
Vendor deposit	146,278	141,135	—		287,413
Accounts receivable, net of allowances	734,086	115,431	—		849,517
Inventory	189,755	252,025	—		441,780
Prepaid expenses and other current assets	44,000	9,392	—		53,392
Total current assets	7,011,560	632,040	(901,275)		6,742,325

Machinery and equipment, net	120,536	158,500	—		279,036
Right of use asset	515,324	—	—		515,324
Other assets	114,458	—	—		114,458
Goodwill	—	—	2,674,806	D	2,674,806
Intangible assets	—	—	5,163,000	E	5,163,000
Total assets	$7,761,878	$790,540	$6,936,531		$15,488,949

Liabilities and Stockholders’ Equity
Current Liabilities
Accounts payable and accrued expenses	$513,156	$502,920	$233,000	F	$1,249,076
Income tax payable	106,861	—	—		106,861
Capital lease obligations	6,380	—	—		6,380
Lease liability	138,173	—	—		138,173
Payroll protection plan loan	69,297	22,366	(22,366)	B	69,297
Note payable	30,000		—		30,000
Line of credit-related party	—	391,086	(391,086)	B	—
Deferred revenue	746,936	101,651	—		848,587
Total Current Liabilities	1,610,803	1,018,023	(180,452)		2,448,374

Long-term Liabilities
Capital lease obligations	10,881	—	—		10,881
Note payable	90,000	—	—		90,000
Lease liability	377,151	—	—		377,151
Payroll protection plan loan	227,530	14,466	(14,466)	B	227,530
Total Liabilities	2,316,365	1,032,489	(194,918)		3,153,936

Stockholders’ Equity/Members’ Deficit
Common stock	633	—	138	A	771
Series A preferred stock	1	—	—		1
Additional paid-in capital	5,270,288	—	7,122,362	A	12,392,650
Members’ Deficit	—	(616,949)	616,949	C	—
Series A, preferred units	—	375,000	(375,000)	C	—
Retained earnings	174,591	—	(233,000)	F	(58,409)
Total Stockholders’ Equity/Members’ Deficit	5,445,513	(241,949)	7,131,449		12,335,013
Total Liabilities and Stockholders’ Equity/Members’ Deficit	$7,761,878	$790,540	$6,936,531		$15,488,949

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Applied UV, Inc.

Unaudited Pro Forma Condensed Combined Statements of Operations

For the Year Ended December 31, 2019

	Applied Historical	Akida Historical	Transaction Accounting Adjustments	Notes	Pro Forma Combined
Net Sales	$9,095,150	$4,534,266	$—		$13,629,416
Cost of Goods Sold	6,009,730	3,728,464	—		9,738,194
Gross Profit	3,085,420	805,802	—		3,891,222

Selling, General and Administrative expenses	1,916,386	1,026,887	539,400	AA	3,482,673

Operating Income (Loss)	1,169,034	(221,085)	(539,400)		408,549

Other Income (Expense)
Gain on settlement	1,520,399	—	—		1,520,399
Interest expense	(15,736)	—	—		(15,736)
Total Other Income	1,504,663	—	—		1,504,663

Income (Loss) Before Provision of Income Taxes	2,673,697	(221,085)	(539,400)		1,913,212

Provision for Income Taxes	106,861	—	—		106,861

Net Income (Loss)	$2,566,836	$(221,085)	$(539,400)		$1,806,351

Basic and Diluted Earnings Per Common Share	$0.51				0.28

Weighted-average number of shares used in computing net income per share	5,001,252		1,375,000	BB	6,376,252

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Applied UV, Inc.

Unaudited Pro Forma Condensed Combined Statements of Operations

For the Nine Months Ended September 30, 2020

	Applied Historical	Akida Historical	Transaction Accounting Adjustments	Notes	Pro Forma Combined
Net Sales	$4,727,631	$3,931,988	$—		$8,659,619
Cost of Goods Sold	3,825,037	2,426,556	—		6,251,593
Gross Profit	902,594	1,505,432	—		2,408,026

Operating Expenses
Selling, general and administrative expenses	1,443,276	715,624	404,550	CC	2,563,450
Stock based compensation	381,314	—	—		381,314
Research and development	65,037	50,446	—		115,483
Total Operating Expenses	1,889,627	766,070	404,550		3,060,247

Operating Income (Loss)	(987,033)	739,362	(404,550)		(652,221)

Other Income (Expense)
Other income	11,905	—			11,905
Total Other Income	11,905	—			11,905

Income (Loss) Before Provision of Income Taxes	(975,128)	739,362	(404,550)		(640,316)

Provision for Income Taxes	—	—	—		—

Net Loss	$(975,128)	$739,362	$(404,550)		$(640,316)

Basic and Diluted Earnings Per Common Share	(0.18)				(0.09)

Weighted-average number of shares used in computing net income per share	5,372,634		1,375,000	DD	6,747,634

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Applied UV, Inc.

Notes to Unaudited Pro Forma Condensed Combined Financial Information

Note 1. Basis of Pro Forma Presentation

The Pro Forma Combined Financial Information has been prepared assuming the Transaction is accounted for using the acquisition method of accounting with Applied as the acquiring entity and Akida as the acquiree. Under the acquisition method of accounting, Applied’s assets and liabilities will retain their carrying amounts while the assets acquired, and liabilities assumed of Akida will be recorded at their fair values measured as of the acquisition date. The excess of the purchase price over the estimated fair values of net assets acquired will be recorded as goodwill. The transaction accounting adjustments have been prepared as if the Transaction had taken place on September 30, 2020 in the case of the Condensed Combined Balance Sheet, and on January 1, 2019 in the case of the Combined Condensed Statements of Operations for the year ended December 31, 2019 and the nine months ended September 30, 2020.

The transaction accounting adjustments represent management’s estimates based on information available as of the date of this filing and are subject to change as additional information becomes available and additional analyses are performed. The Pro Forma Condensed Combined Financial Information does not reflect possible adjustments related to restructuring or integration activities that have yet to be determined.

The accounting policies used in the preparation of the Pro Forma Condensed Combined Financial Information are those set out in the Company’s audited consolidated financial statements as of and for the year ended December 31, 2019. The Company performed a preliminary review of Akida’s accounting policies to determine whether any adjustments were necessary to ensure comparability in the Pro Forma Condensed Combined Financial Information. At this time, the Applied is not aware of any other differences that would have a material effect on the Pro Forma Condensed Combined Financial Information, including any differences in the timing of adoption of new accounting standards. However, Applied will continue to perform its detailed review of Akida’s accounting policies and, upon completion of that review, differences may be identified between accounting policies of the two companies that, when conformed, could have a material impact on Pro Forma Condensed Combined Financial Information.

Note 2. Preliminary Purchase Consideration

The total estimated preliminary purchase considerations as of February 8, 2021 is as follows:

Fair value of share consideration	$7,122,500
Cash consideration	901,275
Total estimated consideration	$8,023,775

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Applied UV, Inc.

Notes to Unaudited Pro Forma Condensed Combined Financial Information

Note 3. Preliminary Estimated Purchase Price Allocation

The following table sets forth a preliminary allocation of the estimated purchase consideration to the identifiable tangible and intangible assets acquired and liabilities assumed of Akida based on Akida’s September 30, 2020 balance sheet, with the excess recorded as goodwill.

Consideration paid	$8,023,775
Current assets	$632,040
Machinery and equipment	158,500
Intangible assets	5,163,000
Assumed liabilities	(604,571)
Total net assets acquired	5,348,969
Goodwill	$2,674,806

Note 4. Transaction Adjustments

Transaction adjustments are necessary to reflect the acquisition consideration exchanged and to adjust amounts related to adjust amounts related to the tangible and intangible assets and liabilities of Akida to a preliminary estimate of their fair values, and to reflect the impact on the statements of operations as if the Transaction had occurred during those periods.

Balance Sheet Adjustments

A	Reflects cash of $901,275 paid and the issuance of 1,375,000 common shares issued for the acquisition.
B	Reflects the elimination of Akida liabilities not assumed by Applied.
C	Reflects the elimination of Akida members’ deficit.
D	Reflects the preliminary fair value adjustment related to in intangible assets and goodwill acquired.
E	Reflects the pro forma adjustments to intangible assets to reflect the fair value of identifiable intangible assets, as follows:
			Amortization Expense
	Estimated Fair Value	Estimated Useful Life	Year Ended December 31, 2019	Nine Months Ended September, 2020
Trade names	$1,156,000	10.0	$115,600	$86,700
Customer relationships	539,000	7.0	77,000	57,750
Technology and know-how	3,468,000	10.0	346,800	260,100
Total	$5,163,000		$539,400	$404,550

F	Reflects the accrual of transaction and other acquisition related costs that had been incurred through the closing date but not recorded in the historical financial statements.

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Applied UV, Inc.

Notes to Unaudited Pro Forma Condensed Combined Financial Information

Statement of Operations for the Year Ended December 31, 2019 Adjustment

AA	Reflects amortization expensed based on preliminary fair value estimates for acquired intangible assets.

BB	Reflects the issuance of 1,375,000 common shares as stock consideration for the acquisition.

Statement of Operations for the Nine Months Ended September 30, 2020 Adjustment

CC	Reflects amortization expensed based on preliminary fair value estimates for acquired intangible assets.

DD	Reflects the issuance of 1,375,000 common shares as stock consideration for the acquisition.

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